UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): September 2, 2008

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, St. Louis, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 2, 2008, Edward D. Jones & Co., L.P. (“EDJ”), a subsidiary of The Jones Financial Companies, L.L.L.P. (“Jones Financial”), reached an agreement with the California Attorney General in The People of the State of California v. Edward D. Jones & Co., L. P., et al. As previously described in Jones Financial’s periodic filings under the Securities Exchange Act of 1934 on Form 10-K and Form 10-Q, the lawsuit was a civil action in which California Attorney General claimed that EDJ failed to adequately disclose its mutual fund revenue sharing arrangements. Under the settlement agreement, the case was dismissed with prejudice. Without admitting or denying the allegations EDJ agreed to pay $2.7 million to the Attorney General as fees and costs and $4.8 million to the State of California as civil penalties. The cost of the settlement will be charged against previously established expense accruals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.

Date: September 8, 2008	By:	/s/ Steven Novik
Name: Steven Novik
Title: Chief Financial Officer